US-DOCS\73613336.4 GATX CORPORATION DIRECTORS’ PHANTOM STOCK PLAN (As Amended and Restated effective as of January 1, 2017) Section 1. PURPOSE AND EFFECTIVE DATE. The purpose of the Directors’ Phantom Stock Plan (the “Plan”) is to provide fees to nonemployee directors of GATX Corporation (the “Company”) in the form of common stock of the Company that is delivered on a deferred basis. To conform the Plan to the requirements of section 409A of the Internal Revenue Code (the “Code”), the terms of the Directors’ Phantom Stock Plan are as set forth below, effective with respect to amounts that were first accrued and vested under the Plan after December 31, 2004. The Directors’ Phantom Stock Plan is further amended and restated effective as of January 1, 2017 to add the ability to elect installment distributions. Section 2. DEFINITIONS. Unless the context otherwise requires, the following words as used herein shall have the following meanings: (a) Affiliate. The term “Affiliate” means any person with whom the Company is considered to be a single employer under section 414(b) of the Code and any person with whom the Company would be considered a single employer under section 414(c) of the Code. (b) Board. The term “Board” means the Board of Directors of the Company. (c) Change in Control Event. The term “Change in Control Event” shall have the meaning ascribed to it under Treas. Reg. §1.409A-3(i)(5). (d) Distribution Election. The term “Distribution Election” means the form filed with the Administrator in accordance with such procedure as may be specified by the Administrator from time to time, whereby a Participant may elect the form in which amounts are to be paid under the Plan, subject to the provisions of Section 5. (e) Participant. The term “Participant” means an eligible member of the Board who participates in the Plan. (f) Quarter. The term “Quarter” means each of the three calendar month periods ending on the last day of January, April, July and October, respectively. (g) Quarterly Phantom Stock Amount. The term “Quarterly Phantom Stock Amount” for any Quarter means the portion of a director’s compensation required to be paid in phantom stock for that quarter. (h) Specified Employee. The term “Specified Employee” shall be defined in accordance with Treas. Reg. §1.409A-1(i) and such rules as may be established by the Chief Executive Officer of the Company or his or her delegate from time to time.

2 US-DOCS\73613336.4 (i) Termination Date. An individual’s “Termination Date” is the date on which the individual ceases to serve on the boards of directors of the Company and its Affiliates and incurs a “separation from service” from the Company within the meaning of Section 409A, subject to the following: (i) A director will be deemed to have ceased to serve on the board of directors of the Company and the Affiliates at the time the director and the Company reasonably anticipate that a level of bona fide services the individual would perform for the Company and the Affiliates after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the individual has performed services for the Company and the Affiliates for less than 36 months). (ii) The relationship as a director will be treated as continuing intact while the individual is on a bona fide leave of absence (determined in accordance with Treas. Reg. §1.409A-1(h)). (j) Unforeseeable Emergency. The term “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that the determination of Unforeseeable Emergency shall be made by the Administrator in a manner that is consistent with the meaning of Unforeseeable Emergency set forth in Treas. Reg. §1.409A-3(i)(3). Section 3. ELIGIBILITY. Each member of the Board who is not an employee of the Company or the Affiliates shall participate in the Plan as of the first day he/she begins service on the Board. Section 4. PHANTOM STOCK ACCOUNT. The Company will maintain a Phantom Stock Account for each Participant. The Phantom Stock Account will be credited each Quarter with the number of units of phantom stock equal to the result obtained by dividing the portion of the Quarterly Phantom Stock Amount by the average of the high and low price of the Company’s common stock on the New York Stock Exchange on the last trading day of each Quarter. Until distribution as provided herein, the Participant’s Phantom Stock Account will be credited with additional units of phantom stock representing dividends declared on the Company’s common stock based on the average of the high and low price of such stock on the New York Stock Exchange on the date such dividend is paid. The last day of each Quarter shall be a “Valuation Date” with respect to the Phantom Stock Account. The Phantom Stock Account will be merely a bookkeeping entry on the Company’s books so that no trust or escrow arrangement will be used and the Participant will remain a general, unsecured creditor with respect to his or her account. As promptly as practicable following the end of each Quarter, a statement will be sent to each Participant reflecting the balance in his or her Phantom Stock Account as of the end of such Quarter.

3 US-DOCS\73613336.4 Section 5. DISTRIBUTIONS. (a) Distributions Pursuant to Participant’s Elections. Subject to the following provisions of this Section 5, including without limitation paragraph 5(e)(iii), a Participant’s benefits will be distributed in a lump sum within 30 days after the Quarter in which the Participant’s Termination Date occurs. (i) Notwithstanding the foregoing, by filing a Distribution Election, a Participant may elect to receive distribution of benefits under the Plan in annual installments, not to exceed ten, that commence within 30 days after the Quarter in which Participant’s Termination Date occurs, subject to Section 5(a)(ii) below. A Participant’s Distribution Election may also specify that distribution of Plan benefits will be accelerated to the date of a Change in Control Event, subject to the requirements of Section 5(a)(ii). Subject to Section 5(e)(iv), distribution to be made in any year in accordance with this Section 5 shall be made on February 15 of that calendar year. (ii) With respect to the balance of a Participant’s Phantom Stock Account on January 31, 2017 (the “Prior Accounts”) any Distribution Election (A) will not be effective until twelve months after the date the Distribution Election is filed with the Administrator, (B) may not commence distribution of the Prior Accounts prior to 30 days after the end of the Quarter in which the fifth anniversary of the Participant’s Termination Date occurs and (C) will in all events be made and administered in compliance with the requirements of Treasury Regulation §1.409A-2(b). (iii) A Participant may make one Distribution Election for Prior Accounts and one Distribution Election for Quarterly Phantom Stock Amounts credited after January 1, 2017. For the first calendar year in which an individual becomes eligible to participate in any of the Plan, the individual may make a Distribution Election, provided that such election must be made within 30 days after the date the individual initially becomes eligible to participate in the Plan, and may only apply with respect to Quarterly Phantom Stock Amounts paid for services to be performed after the election is filed. If an election is filed after the beginning of a Quarter, the election may apply to no more than an amount equal to the total amount of the Phantom Stock Account for that Quarter multiplied by the ratio of the number of days remaining in the Quarter after the election over the total number of days in the Quarter and the full amount of Quarterly Phantom Stock Amounts earned for all subsequent Quarters. A Distribution Election will be deemed to be filed on the later of the date it is filed with the Administrator or the date on which it becomes irrevocable. If a Distribution Election is filed on or before the date a director first becomes eligible for participation in the Plan, it will be considered to become irrevocable on the date such individual initially becomes a Participant, and if the Distribution Election is filed after such initial eligibility date, it will be considered to become irrevocable on the 30th day after such initial eligibility date. (b) Distributions Upon Death of Participant. If a Participant dies prior to having received all annual installments otherwise scheduled to be distributed to him under this Section 5, the Participant’s executor or administrator will

4 US-DOCS\73613336.4 receive the balance of the Participant’s Phantom Stock Account in a lump sum within 30 days after the Quarter in which the Participant’s death occurs. (c) Distributions to Specified Employees. If a Participant is a Specified Employee at the Participant’s Termination Date, and distribution is made to the Participant by reason of the occurrence of such Termination Date, distributions of benefits under the Plan may not be made before the date that is six months after the Participant’s Termination Date or, if earlier, the date of death of the Participant. At the end of the six-month period described in the preceding sentence, amounts that could not be paid by reason of the limitation in this Section (c) shall be paid on the first day of the seventh month following the Termination Date. (d) Distributions Upon Occurrence of Unforeseeable Emergency. A Participant may request the Administrator to allow withdrawal from the Participant’s Accounts in the event of an Unforeseeable Emergency. Distributions because of an Unforeseeable Emergency shall be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution). However, in making the determination of amounts reasonably necessary to satisfy the emergency need, the Administrator is not required to take into account any additional compensation that due to the Unforeseeable Emergency is available under another nonqualified deferred compensation plan but has not actually been paid, or that is available due to the Unforeseeable Emergency under another plan that would provide for deferred compensation except due to the application of the effective date provisions under Treas. Reg. §1.409A-6. (e) General Distribution Rules. Distributions of amounts under the Plan are subject to the following: (i) Amount of Lump Sum Distributions. Distribution of a Participant’s benefits under the Plan shall be in the form of shares of the Company’s common stock issued pursuant to the Company’s 2012 Incentive Award Plan or any shareholder-approved successor plan thereto equal in amount to the number of units of phantom stock credited to the Participant’s Phantom Stock Account as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made. If, after the Valuation Date used to determine the number of shares to be distributed, additional phantom units are credited to the Participant’s Phantom Stock Account, shares of stock with respect to the additional phantom units shall be distributed as soon as practicable after being credited. (ii) Amount of Annual Installment Distributions. If a Participant’s Phantom Stock Account is to be distributed in annual installments in accordance with this Section 5, each annual installment distribution shall be comprised of the number of shares of the Company’s common stock issued pursuant to the Company’s 2012 Incentive Award Plan or any shareholder-approved successor plan thereto equal in amount to the number of units

5 US-DOCS\73613336.4 of phantom stock credited to the Participant’s Phantom Stock Account as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of annual installments elected minus the number of annual installments, if any, previously paid. If, after the Valuation Date used to determine the number of shares to be distributed as the final installment, additional phantom units are credited to the Participant’s Phantom Stock Account, shares of stock with respect to the additional phantom units shall be distributed as soon as practicable after being credited. If Participant’s Phantom Stock Account is to be distributed in annual installments in accordance with this Section 5 but such Phantom Stock Account balance has a value based on the average of the high and low price of the Company’s common stock on the New York Stock Exchange on the last trading day prior to any distribution that is less than the applicable annual elective deferral limits set by the Internal Revenue Service, the distribution shall instead be made in a single distribution of Company common stock. (iii) Deferrals During Year of Termination. For the avoidance of doubt, it is recited that phantom units with respect to any calendar year shall be allocated to the Participant’s Accounts in accordance with the provisions of the Plan and shall be distributed in accordance with the terms of the Plan, regardless of whether the Participant’s Termination Date occurs during that year. (iv) Permitted Date of Distribution. For purposes of Code section 409A, a distribution will be considered to be made under the Plan as of the date specified in the Plan if it is made no later than the end of the calendar year in which such date occurs or, if later, by the 15th day of the third calendar month following that specified date, provided that the Participant is not permitted, directly or indirectly, to designate the taxable year of the payment. The foregoing provisions of this paragraph (iii) are intended to conform the payments under the Plan to the requirements of Code section 409A, and shall not be construed to permit delay by the Company of payment of amounts due earlier in accordance with the Plan. (v) Fractional Shares. Cash shall be paid in lieu of any fractional share of Company stock that would otherwise be distributed with respect to the Phantom Stock Account. (vi) Application of Section 5. Distributions from a Participant’s Phantom Stock Account may only be made pursuant to the provisions of this Section 5. Section 6. PARTICIPANT’S RIGHTS UNSECURED No fund is to be created to meet payment obligations under this Plan, and the right of a Participant to receive any unpaid portion of any amounts credited to the Participant’s Phantom Stock Account shall be an unsecured claim against the general assets of the Company. Section 7. NON-ASSIGNABILITY. The right of a Participant to receive any unpaid portion of any amounts credited to his or her Phantom Stock Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation, except that a Participant may designate, on forms

6 US-DOCS\73613336.4 provided by the Company, a beneficiary to receive benefits under the Plan in the event of such Participant’s death. If there is no beneficiary designation in effect for a Participant, or if there is no surviving designated beneficiary, then the benefits specified hereunder shall be distributed in accordance with the applicable laws of descent and distribution. Section 8. ADMINISTRATION. The “Administrator” of this Plan shall be the Senior Vice President, Human Resources of the Company, who shall have authority to adopt rules and regulations for carrying out the Plan and to interpret and implement the provisions hereof. Section 9. AMENDMENT AND TERMINATION This Plan may at any time be amended, modified or terminated by the Board. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to the Participant’s Phantom Stock Account. No amendment, modification, or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to section 409A.